EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Riverview Financial Corporation

We hereby consent to the incorporation by reference to previously filed Registration Statement (Form S-4 File No. 333-188193) of Riverview Financial Corporation of our report dated March 31, 2014 on the consolidated financial statements of Riverview Financial Corporation for the year ended December 31, 2013.

/s/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

March 31, 2014